UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2016

DST SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-14036	43-1581814
(Commission File Number)	(I.R.S. Employer Identification No)

333 West 11th Street, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

(816) 435-1000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 of this Current Report on Form 8-K is incorporated by reference to this Item 3.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Long-Term Compensation Plan

On February 26, 2013, the Compensation Committee of the Board of Directors (the “Board”) of DST Systems, Inc. (the “Company”) established terms, target opportunities and performance objectives of the Company’s 2016 Long-Term Incentive Plan (the “2016 LTI Plan”) for executive officers and other eligible employees of the Company. The 2016 LTI Plan provides that the threshold payout opportunity for performance share units would be decreased from 50% to 25% and the maximum payout opportunity would be increased from 150% to 200%.

The form of award is attached hereto as Exhibit 10.1

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 26, 2016, and effective as of the same date, the Board of the Company approved an amendment to Article I, Section 1 of the Company’s Bylaws to provide that the Board may determine that a meeting of stockholders be held solely by means of remote communication.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit	Description

	3.1	Amended and Restated Bylaws of DST Systems, Inc.
	10.1	Form of Performance Unit Award Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 29th day of February, 2016.

DST Systems, Inc.

By:	/s/ Randall D. Young

Name:	Randall D. Young
Title:	Senior Vice President, General Counsel and
Secretary